Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to FORM SB-2 on FORM S-3 of ULURU Inc. of our report dated March 21, 2008 relating to our audit of the financial statements, which appear in the Annual Report on FORM 10-KSB of ULURU Inc. for the year ended December 31, 2007.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Lane Gorman Trubitt, L.L.P.

Lane Gorman Trubitt, L.L.P.
Dallas, Texas
April 15, 2008